Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Energy Future Holdings Corp. Registration Statement No. 333-165860 on Form S-3 of our report dated February 17, 2011, relating to the financial statements of Oncor Electric Delivery Holdings Company LLC and subsidiaries, appearing in the Annual Report on Form 10-K of Energy Future Holdings Corp. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Dallas, Texas

February 17, 2011